UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2020

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 14, 2020, McEwen Mining Inc. (the “Company”) held its annual meeting of shareholders. Of the 400,398,425 shares outstanding and entitled to vote at the meeting, 237,097,882 shares were voted, or 59% of the outstanding shares entitled to vote.

At the annual meeting, the shareholders elected the nine individuals nominated to be directors and ratified the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

Election results for the directors nominated at the meeting are as follows:

	Shares Voted
Name of Nominee	For	Withheld	Broker Non-Votes
Robert R. McEwen	144,859,417	3,658,843	88,579,622
Allen V. Ambrose	141,880,256	6,638,004	88,579,622
Michele L. Ashby	141,834,263	6,683,997	88,579,622
Leanne M. Baker	144,180,903	4,337,357	88,579,622
Richard W. Brissenden	144,677,760	3,840,500	88,579,622
Robin E. Dunbar	144,655,417	3,862,843	88,579,622
Gregory P. Fauquier	141,875,134	6,643,126	88,579,622
Donald R.M. Quick	144,193,184	4,325,076	88,579,622
Michael L. Stein	129,872,411	18,645,849	88,579,622

Election results for the ratification of the appointment of E&Y as the independent registered public accounting firm for the year ending December 31, 2020 are as follows:

For	Against	Abstain	Broker Non-Votes
234,453,375	1,196,245	1,448,262	—

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished with this report:

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: May 19, 2020	By:	/s/ Carmen Diges
Carmen Diges, General Counsel

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